SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2010

WILLOW CREEK ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52970	27-3231761
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

7251 W. Lake Mead Blvd, Suite 300 Las Vegas, NV 89128
(Address of principal executive offices)
(310) 600-8757
(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 5th Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.330.1020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Willow Creek Enterprises, Inc.

From 8-K

Current Report

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 9, 2010, Willow Creek Enterprises, Inc., a Delaware corporation, (the "Company") entered into an Employment Agreement with Terry Fields, (“Mr. Fields”) an individual. Pursuant to the terms and conditions of the Employment Agreement, Mr. Fields shall serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director for an initial term of one year. In exchange, Mr. Fields shall receive a one-time fully-paid issuance of two million (2,000,000) shares of the Company’s common stock and a monthly salary of $3,000 per month.

The foregoing summary description of the terms of the Employment Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Employment Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 3.02

UNREGISTERED SHARES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

 ITEM 5.02

 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Company’s Board of Directors took the following actions by unanimous written consent on August 9, 2010, Mr. Sidney Swick resigned from all positions with the Company, including Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer and as his final act appointed Mr. Fields as the Company’s new President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director of the Company. Mr. Fields accepted such appointment.

TERRY R. FIELDS. Mr. Fields received a B.S. degree from the University of California in Los Angeles in 1965, and a Juris Doctor degree from Loyola University School of Law in Los Angeles in 1968. Mr. Fields was admitted to the California State Bar in 1969 and thereafter has practiced law for forty years. He engaged in trial law for fifteen years, subsequently engaging in Business and Corporate Law with emphasis on finance both domestic and international while living in Europe from 1995 to 2000. Mr. Fields brings valuable director and officer experience since 1985, as he has been and is currently the President and Director of ten public companies in the United States and Canada, mostly in the resource area, and he was President of High Desert Mineral Resources from 1985 until 2000 when it was sold to Royal Gold Corporation for over $25 million. At present, Mr. Fields is a Director on the Board of Meadow Bay Capital Corp.(MAY-V), and President and Director of First Pursuit Ventures Ltd.(FPV -V) and Daulton Capital Corp. (DUCP), and maintains his law firm in Santa Monica, CA.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement between Willow Creek Enterprises, Inc. and Terry Fields dated August 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

August 10, 2010

Willow Creek Enterprises, Inc.

By:  /s/ Terry Fields

Name: Terry Fields

Title:   CEO